EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                               LEVY-MARGATE, INC.

                  The undersigned subscribers to these Articles of Incorporation, each a natural person competent to contract, hereby associate themselves together to form a corporation for profit, under the general laws of the State of Florida.

                                 ARTICLE I. NAME
                   The name of this corporation is as follows:
                               LEVY-MARGATE, INC.

                         ARTICLE II. NATURE OF BUSINESS
             The general nature of the business and the objects and purposes proposed to be transacted and carried on are to do any and all of the things hereinafter mentioned, as fully and to the same extent that natural persons might or could do, namely:
              1. To carry on and conduct a general contracting business, including the designing, constructing, enlarging, repairing, remodeling or otherwise engaging in any work upon buildings, roads, sidewalks, highways, bridges or manufacturing plants; and to engage in iron, steel, wood, brick, concrete, stone, cement, masonry and earth construction, and to execute contracts or to receive assignments of contracts therefor, or relating thereto; also to manufacture and furnish the building materials and supplies connected therewith.
              2. To improve, develop, manage, sell, assign, transfer, lease, mortgage, pledge or otherwise dispose of, or turn to account, or deal with, all or any part of the property of the company, and from time to time to vary any investment or employment of the capital of the company. 3. To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in lands and leaseholds, and any interest, estate and rights in real property, and any personal and mixed property, and any franchises, rights, patents, licenses or privileges necessary, convenient or appropriate for any of the purposes herein expressed.
                  4. To borrow money, and to make and issue notes, bonds, debentures, obligations and evidence of indebtedness of all kinds, whether secured by a mortgage, pledge, or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise, and generally to make and perform agreements and contracts of every kind and description.
                  5. To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid business or powers, or any part or parts thereof; provided, the same be not inconsistent with the laws under which this corporation is organized.

                           ARTICLE III. CAPITAL STOCK
                  The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is One Hundred and Fifty (150) shares of Common Stock with voting power, and with a par value of One Hundred Dollars ($100.00) per share.

                           ARTICLE IV. INITIAL CAPITAL
                  The amount of capital with which this corporation will begin business is Five Hundred Dollars ($500.00) to be paid in cash, merchandise, real estate, machinery or services, as may be determined by the Board of Directors.

                          ARTICLE V. TERM OF EXISTENCE
                  This corporation is to exist perpetually.

                               ARTICLE VI. ADDRESS
                  The initial post office address of the principal office of this corporation in the State of Florida is as follows: 3910 Northwest 41st Street, Lauderdale Lakes, Broward County, Florida.

The Board of Directors may from time to time move the principal office to any other address in Florida.

                             ARTICLE VII. DIRECTORS
                  This corporation shall have three (3) Directors, initially. The number of Directors may be increased or decreased from time to time by By-laws adopted by the Stockholders, but shall never be less than three (3).

                  ARTICLE VIII. INITIAL DIRECTORS AND OFFICERS
                  The names and post office addresses of the members of the first Board of Directors, the President, the Secretary and the Treasurer are as follows:

Office                   Name                Address
------                   ----                -------
President and Director   Harry A. Levy       3910 N.W. 41st Street
                                             Lauderdale Lakes, Fla.
Treasurer and Director   Richard D. Levy     3910 N.W. 41st Street
                                             Lauderdale Lakes, Fla.
Secretary and Director   Louis Greenwald     3910 N.W. 41st Street
                                             Lauderdale Lakes, Fla.


                             ARTICLE IX. SUBSCRIBERS
                  The name and post office address of each subscriber of these Articles of Incorporation, the number of shares of stock each agrees to take and the value of consideration therefor are as follows:

Name                Address                Shares               Value
----                -------                ------               -----
Harry A. Levy       3910 N.W. 41st Street    2                $200.00
                    Lauderdale Lakes, Fla.
Richard D. Levy     3910 N.W. 41st Street    2                $200.00
                    Lauderdale Lakes, Fla.
Louis Greenwald     3910 N.W. 41st Street    1                $100.00
                    Lauderdale Lakes, Fla.

                              ARTICLE X. AMENDMENT
                  These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the Stockholders and approved at a Stockholders' meeting by a majority of the stock entitled to vote thereon.

                                                  /s/ Harry A. Levy
                                                  -----------------
                                                       HARRY A. LEVY


                                                  /s/ Richard D. Levy
                                                  -------------------
                                                      RICHARD D. LEVY


                                                   /s/ Louis Greenwald
                                                   -------------------
                                                       LOUIS GREENWALD

STATE OF FLORIDA
COUNTY OF BROWARD

                  I HEREBY CERTIFY that on this day, before me, a Notary Public, duly authorized in the state and county named above to take acknowledgments, personally appeared HARRY A. LEVY, RICHARD D. LEVY and LOUIS GREENWALD, to me known to be the persons described as subscribers in and who executed the foregoing Articles of Incorporation, and they acknowledged before me that they subscribed to these Articles of Incorporation.

                  WITNESS my hand and official seal in the county and state above named, this 29th day of December, 1967.


                                            NOTARY PUBLIC:   /s/________________

                                    AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                              OF LEVY-MARGATE, INC.

         The undersigned, HARRY A. LEVY and LOUIS L. GREENWALD, President and Secretary, respectively, of LEVY-MARGATE, INC., a corporation organized and existing under the laws of the State of Florida, hereby certify that at a special meeting of the directors and stockholders of said corporation, called for that expressly stated purpose, held at the office of GREGORY AND ELLISON, Attorneys at Law, 21 Southwest 40th Avenue, Fort Lauderdale, Broward County, Florida, on March 11, 1968, at which meeting all of the directors and stockholders of the corporation were represented and voted, the following resolution was, by unanimous vote of all of the directors and stockholders of shares of stock of said corporation, adopted:
          "RESOLVED, that the Certificate of Incorporation of the corporation be and the same is hereby amended so as to
          change  the  corporate   name  of  this   corporation   from
          LEVY-MARGATE,  INC., to ORIOLE-MARGATE,  INC., and Article I
          of said Certificate of Incorporation is hereby amended so as
          to   substitute   in   place  of  the   corporate   name  of
          LEVY-MARGATE, INC., wherever the same appears therein, to the corporate name of ORIOLE-MARGATE, INC."

         IN WITNESS WHEREOF, the said President and Secretary of LEVY-MARGATE, INC., have subscribed their hands and caused the corporate seal to be affixed this 19th day of March, 1968.

                                             /s/ Harry A. Levy
                                             -----------------
                                             HARRY A. LEVY, President
(corporate seal)

                                             /s/ Louis L. Greenwald
                                             ----------------------
                                             LOUIS L. GREENWALD, Secretary

STATE OF FLORIDA
COUNTY OF BROWARD
                  I HEREBY CERTIFY that on this day, before me a Notary Public duly authorized in the state and county above named to take acknowledgments, personally appeared HARRY A. LEVY and LOUIS L. GREENWALD, to me known to be the persons who executed the foregoing Amendment to Certificate of Incorporation, and they acknowledged before me that they executed the same.
                  WITNESS my hand and official seal in the County and State named above this ___ day of ____________, 1968.

                                                       _________________________
                                                              NOTARY PUBLIC

                    CERTIFICATE OF SECOND AMENDMENT
                  TO THE CERTIFICATE OF INCORPORATION
                       OF ORIOLE-MARGATE, INC.,
                         a Florida corporation
                         ---------------------


                  KNOW ALL MEN BY THESE PRESENTS:
                  The undersigned, who are all the Stockholders and Directors of ORIOLE- MARGATE, INC., a Florida corporation, pursuant to Section 608.18(8), Florida Statutes, do hereby declare their desire and intention that the
Certificate of Incorporation of said corporation be and the same is hereby amended as follows:
          1. Amending Article I of the Certificate of Incorporation to
read as follows:
                           "Article I. NAME
                           ----------------

          The name of this corporation is as follows: ORIOLE LAND & DEVELOPMENT CORP."

          2. Amending Article II of the Certificate of Incorporation by adding thereto the following provision:

                              "Article II
                              -----------

          6. To transact any and all business or enterprise not prohibited by law."

          3. Amending Article III of the Certificate of Incorporation to read as follows:

                      "Article III. CAPITAL STOCK
                      ---------------------------

                  The maximum number of shares of stock this corporation is authorized to have outstanding at any time shall be one million five hundred thousand (1,500,000) shares of common stock with ten cents ($.10) par value per share."

          4. Adding to the Certificate of  Incorporation  by adding an
Article  XI  which  shall  read  as  follows:

                             "Article XI"
                             ------------

"GENERAL PROVISIONS:
-------------------

"(a) The private property of the stockholders shall not be subject to the payment of any corporate debts to any extent whatsoever.

"(b) The Corporation shall have a first lien upon the shares of its stockholders and upon all dividends due them for any indebtedness by such stockholders of the Corporation.

"(c) Subject to the provisions and conditions of this Article, the Corporation shall have full power and lawful authority to accept property, labor and services in payment for shares of its capital stock in lieu of cash, at a just valuation to be fixed by its Board of Directors.

"(d) No holder of stock of any class of the Corporation, now or hereafter authorized, shall be entitled as such as a matter of right, to subscribe for or purchase any part (either pro rata share or otherwise), of any new or additional issue of stock of any class whatsoever or securities convertible into or evidencing the right to purchase stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash, property, or otherwise.

"(e) A director of the Corporation shall not, in the absence of actual fraud, be disqualified by his office from dealing or contracting with the Corporation, either as a vendor, purchaser or otherwise; and, in the absence of actual fraud, no transaction or contract of the Corporation shall be void or voidable by reason of the fact that any director or any firm or corporation of which any director is a member is in any way interested in such transaction or contract, provided that the fact that such director, or firm is interested in the transaction of the contract is disclosed to the Corporation, and that such transaction or contract is authorized, ratified or approved either by (i) vote of the majority of a quorum of the Board of Directors or of the Executive Committee, if any, without counting in such majority any director so interested or who is a member of a firm or corporation so interested; or (ii) vote at a Stockholders' Meeting of the holders of record of the majority of all the outstanding shares of stock of the Corporation then entitled to vote, or by writing or writings signed by a majority of such holders, which shall have the same force and effect as though such authorization, ratification or approval were made by all the stockholders; and no director, firm or corporation of which a director is a member shall be liable to account to the Corporation for any profits realized from or through any such transaction or contract. Nothing in this paragraph contained shall create any liability in the events above mentioned, or prevent the authorization, ratification or approval of such contracts or transactions in any other manner permitted by law, or invalidate or make voidable any contract or transaction which would be valid without reference to the provisions of this paragraph.

"(f) The Corporation shall indemnify each director and officer of the Corporation against all or any portion of any expenses reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, by reason of his being or having been an officer or director of the Corporation (whether or not he continues to be an officer or director at the time of incurring such expenses), such expenses to include the cost of reasonable settlements (other than amounts paid to the Corporation itself) made with the view to curtailment of cost of litigation, except that no sums shall be paid in connection with any such settlement unless the Corporation is advised by independent counsel that the officer or director so indemnified was not derelict in the performance of his duty as such officer or director. The Corporation shall not, however, indemnify such officer or director with respect to matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been derelict in the performance of his duty as such officer or director, nor in respect of any new matter on which any settlement or compromise is affected, if the total expense, including the cost of such settlement, shall substantially exceed the expense which might reasonably be incurred by such director or officer in conducting such litigation to a final conclusion, and in no event shall anything here contained be so construed as to protect or authorize the Corporation to indemnify any such officer or director against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason or willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The foregoing right of indemnification shall not be exclusive of other rights to which any officer or director may be entitled as a matter of law."

                  IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals at Miami, Date County, Florida, this _____ day of _______, 19__.


                              /s/ E. E. Hubshman
                              ------------------
                              E. E. HUBSHMAN
                              President, Stockholder and Director


                              /s/ Jacob L. Friedman
                              ---------------------
                              JACOB L. FRIEDMAN, Chairman of the
                              Board, Executive Vice President, Director
                              and Stockholder


                              /s/ Richard D. Levy
                              -------------------
                              RICHARD D. LEVY
                              Vice President, Director and Stockholder


                              /s/ Harry A. Levy
                              -----------------
                              HARRY A. LEVY
                              Secretary/Treasurer, Director and Stockholder


                              /s/ Ann Friedman
                              ----------------
                              ANN FRIEDMAN
                              Director and Stockholder

STATE OF FLORIDA           )
                           ) ss.:
COUNTY OF DADE             )

          BEFORE ME, the undersigned authority, an officer duly qualified to administer oaths and take acknowledgments, personally appeared E. E. HUBSHMAN, JACOB L. FRIEDMAN, RICHARD D. LEVY, HARRY A. LEVY, and ANN FRIEDMAN, constituting all of the Directors of ORIOLE-MARGATE, INC., a Florida corporation, who acknowledge that they executed the foregoing Certificates of Amendment for the purposes therein set forth.




----------------------------------------
Notary Public, State of Florida at Large

My Commission Expires: _________________




STATE OF FLORIDA           )
                           ) ss.:
COUNTY OF DADE             )

          BEFORE ME, personally appeared HARRY A. LEVY, RICHARD D. LEVY, E. E. HUBSHMAN, JACOB L. FRIEDMAN, and ANN FRIEDMAN, constituting all the Stockholders of ORIOLE-MARGATE, INC., a Florida corporation, who acknowledge that they executed the foregoing Certificate of Amendment for the purposes therein set forth.




----------------------------------------
Notary Public, State of Florida at Large

My Commission Expires: _________________

                            CERTIFICATE OF AMENDMENT
                                       to
                          CERTIFICATE OF INCORPORATION
                                       of
                         ORIOLE LAND & DEVELOPMENT CORP.


          Oriole Land & Development Corp., a Florida corporation, under its corporate seal in the hands of its President, E. E. Hubshman, and its Secretary, Harry A. Levy, hereby certify that:

                                       I

          Oriole Land & Development Corp. was organized under the laws of the State of Florida by Articles of Incorporation filed January 3, 1968.

                                       II

          Pursuant to the unanimous written consent of the Board of Directors dated May 16, 1972, the following amendments to the Certificate of Incorporation was adopted:

"RESOLVED, that Article I of the Certificate of Incorporation be amended so that it will read in its entirety as follows:

                    'The name of this corporation  shall be:
                    Oriole Homes Corp.'"

                             III

                    "RESOLVED,   that  Article  III  of  the
                    Certificate of Incorporation be amended so that it will read in its entirety as follows:

                    'The maximum number of shares of stock this corporation is authorized to have outstanding at any time shall be Five Million (5,000,000) shares of common stock with Ten Cents ($.10) par value per share.'"

And it was further

                    "RESOLVED,   by  the   said   Board   of
                    Directors that a Special  Meeting of the
                    Stockholders  of record entitled to vote
                    for the  consideration of said Amendment
                    be   called  at  the   offices   of  the
                    Corporation  at  Oriole  Golf  &  Tennis
                    Club, 8000 Margate

                    Boulevard, Margate, Florida, on Tuesday,
                    May 30, 1972, at 10:00 a.m."

          Pursuant to notice, the meeting of Stockholders of the Corporation called by the Board of Directors was held and the holders of a majority of the outstanding shares entitled to vote thereon approved the aforesaid Articles of Amendment to the Certificate of Incorporation.

          IN WITNESS WHEREOF, the said Corporation has caused these Articles of Amendment to the Certificate of Incorporation filed January 3, 1968, to be signed in its name by its President and its corporate seal to be hereunto affixed and attested to by its Secretary, this 30th day of May, 1972.

                              ORIOLE LAND & DEVELOPMENT CORP.


                              By: /s/ E. E. HUBSHMAN
                              ----------------------
                              E. E. Hubshman, President

ATTEST:


 /s/ HARRY A. LEVY
 -----------------
Harry A. Levy, Secretary



STATE OF FLORIDA           )
                           ) ss.:
COUNTY OF BROWARD          )

                  I HEREBY CERTIFY that on this day before me, a Notary Public of the State of Florida, duly qualified and acting, personally appeared E. E. HUBSHMAN, as President, and HARRY A. LEVY, as Secretary of ORIOLE LAND & DEVELOPMENT CORP., to me well known and being by me first duly sworn and cautioned, upon their oath deposed and said that they acknowledged that they signed the above and foregoing Certificate of Amendment to the Articles of Incorporation of ORIOLE LAND & DEVELOPMENT CORP., for the purposes therein set forth.

                  WITNESS my hand and official seal at the County and State aforesaid, this 30th day of May, 1972.



                                        ----------------------------------------
                                        Notary Public, State of Florida at Large

                                        My Commission Expires: _________________

                               ARTICLES OF MERGER
                                       OF
                            ALPHA TITLE COMPANY, INC.
                                      INTO
                               ORIOLE HOMES CORP.


                                       1.

          The Plan of Merger attached hereto as Exhibit "A" and by reference made a part hereof was duly approved by the Boards of Directors of ORIOLE HOMES CORP. and ALPHA TITLE COMPANY, INC. on the 16th day of September, 1980.

                                       2.

         This is a merger of ALPHA TITLE COMPANY, INC., a Florida corporation, a wholly-owned subsidiary corporation, into its parent, ORIOLE HOMES CORP., a Florida corporation, under Section 607.227 of the Florida General Corporation Act.
                                       3.

         The surviving corporation of the merger shall be ORIOLE HOMES CORP., a Florida corporation.

                                       4.

          ALPHA TITLE COMPANY, INC. has 5,000 common shares authorized and 100 shares outstanding.

                                       5.

         ORIOLE HOMES CORP., the surviving corporation, owns 100 shares of ALPHA TITLE COMPANY, INC., which constitutes 100% of the outstanding shares of ALPHA TITLE COMPANY, INC.

                                       6.

         The mailing of the Plan of Merger to the shareholder of 100% of ALPHA TITLE COMPANY, INC.'s shares has been waived by that shareholder. The waiver, dated the 16th day of September, 1980, is attached hereto as Exhibit "B" and by reference is made a part hereof.

                                                              ORIOLE HOMES CORP.
                                                           A Florida Corporation

                                                        By: /s/ R. D. Levy
                                                            ---------------
                                                              President
Attest:


 /s/ Harry A. Levy
 -----------------
         Secretary


(Corporate Seal)

                              ALPHA TITLE COMPANY, INC.
                              A Florida Corporation


                               By: /s/ R. D. Levy
                                   --------------
                                   President

Attest:


 /s/ Harry A. Levy
     -------------
         Secretary


(Corporate Seal)

STATE OF FLORIDA           )
                           ) ss.:
COUNTY OF BROWARD          )

         I HEREBY CERTIFY that on this day before me, an officer duly authorized in the State and County aforesaid to take acknowledgments, personally appeared RICHARD D. LEVY and HARRY A. LEVY, well known to me to be the President and Secretary, respectively, of the corporation named as ORIOLE HOMES CORP. in the foregoing instrument, and that they severally acknowledged executing the same freely and voluntarily under authority duly vested in them by said corporation, and that the seal affixed thereto is the true corporate seal of said corporation.

         WITNESS my hand and official seal in the County and State aforesaid, this 16th day of September, 1980.


                                             /s/ Mary E. Chapman
                                             -------------------
                                             Notary Public

(SEAL)                                       My Commission Expires:_________



STATE OF FLORIDA           )
                           ) ss.:
COUNTY OF BROWARD          )

         I HEREBY CERTIFY that on this day before me, an officer duly authorized in the State and County aforesaid to take acknowledgments, personally appeared RICHARD D. LEVY and HARRY A. LEVY, well known to me to be the President and Secretary, respectively, of the corporation named as ALPHA TITLE COMPANY, INC. in the foregoing instrument, and that they severally acknowledged executing the same freely and voluntarily under authority duly vested in them by said corporation, and that the seal affixed thereto is the true corporate seal of said corporation.

         WITNESS my hand and official seal in the County and State aforesaid, this 16th day of September, 1980.


                                             /s/ Mary E. Chapman
                                             -------------------
                                             Notary Public

(SEAL)                                       My Commission Expires:_________

                                 PLAN OF MERGER
                                       OF
                            ALPHA TITLE COMPANY, INC.
                                      INTO
                               ORIOLE HOMES CORP.


                                       1.

         ALPHA TITLE COMPANY, INC., a Florida corporation (hereinafter called "Alpha"), is to be merged into ORIOLE HOMES CORP., a Florida corporation (hereinafter called the "Surviving Corporation"), which shall be the surviving corporation, the name of which shall remain ORIOLE HOMES CORP., a Florida corporation.

                                       2.

         The manner and basis of converting the shares of each merging corporation into shares of the Surviving Corporation is as follows:
         (a) All of the shares of the capital stock of the Surviving Corporation issued and outstanding on the effective date of the merger shall continue thereafter to be issued and outstanding shares of the capital stock of the Surviving Corporation, without the surrender or exchange of any certificate or certificates by the holder thereof.
         (b) All of the shares of the capital stock of Alpha are owned by the Surviving Corporation. Upon the effective date of the merger, all certificates of the stock of Alpha shall thereafter be cancelled.
         (c) Any and all shares of Alpha common stock held as treasury stock by such corporation shall be cancelled and retired, and no consideration shall be issued in exchange therefor.

                                       3.

         There shall be no amendment of the Articles of Incorporation of the Surviving Corporation as a result of the merger.

                                       4.

         The other terms and conditions of the merger are as follows:
         (a) The merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Florida.

         (b) The By-Laws of the Surviving Corporation shall not be amended as a result of the merger.
         (c)      When the merger becomes effective:

                  (i)      The separate existence of Alpha shall cease;
                  (ii) The Surviving Corporation shall have all the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities of a corporation organized under the Florida General Corporation Act; and
                  (iii)    The merger shall have the effect  provided by Section
                           607.231 of the Florida General Corporation Act.

                               ORIOLE HOMES CORP.
                               A Florida Corporation


                              By: /s/ Richard D. Levy
                                  -------------------
                                  RICHARD D. LEVY, President
Attest:


 /s/ Harry A. Levy
 -----------------
         Secretary


(Corporate Seal)
                              ALPHA TITLE COMPANY, INC.
                              A Florida Corporation


                              By: /s/ Richard D. Levy
                                  -------------------
                              RICHARD D. LEVY, President
Attest:


 /s/ Harry A. Levy
 -----------------
         Secretary


(Corporate Seal)

                                     WAIVER
                                     ------


         ORIOLE HOMES CORP., as sole shareholder of record for 100% of the issued and outstanding shares of ALPHA TITLE COMPANY, INC., hereby waives the mailing of a copy of the Plan of Merger to itself as a shareholder of the subsidiary corporation, ALPHA TITLE COMPANY, INC. ORIOLE HOMES CORP. also waives the requirement that it be given additional notice of the provisions of the Florida General Corporation Act that govern dissenting shareholders.

         DATED: September 16, 1980


                               ORIOLE HOMES CORP.
                               A Florida Corporation


                                                     By: /s/ Richard D. Levy
                                                         -------------------
                                                         President
Attest:


 /s/ Harry A. Levy
 -----------------
         Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                               ORIOLE HOMES CORP.


         Oriole Homes Corp., a Florida corporation, under its corporate seal in the hands of its President, Richard D. Levy, and its Secretary, Harry A. Levy, hereby certify that:

                                        I

         Oriole Homes Corp. was organized under the laws of the State of Florida by Articles of Incorporation filed January 3, 1968.

                                       II

         Pursuant to the unanimous written consent of the Board of Directors dated December 31, 1982, the following amendments to the Certificate of Incorporation was adopted:

                                       III

                           "RESOLVED,  that  Article III of the  Certificate  of
                  Incorporation be amended so that it will read in its entirety as follows:

         A. This Corporation is authorized to issue two classes of shares: Class A Common Stock and Class B Common Stock. The number of Class A Common shares which the Corporation is authorized to issue is 10,000,000, par value $.10 each; the number of Class B Common shares which the Corporation is authorized to issue is 10,000,000, par value $.10 each. Upon amendment of this article to read as hereinabove set forth, each outstanding share is converted into or reconstituted as one share of Class A Common Stock.

         B. (a) No holder of shares of the Corporation of any class now or hereafter authorized shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

                  (b) Class A Common Stock and the Class B Common Stock shall be identical in all respects and shall have equal rights and privileges, except as otherwise provided in this Article.

                  (c)  The  relative   rights,   preferences,   privileges   and
restrictions of the shares of each class are as follows:

                           (1) Dividends. Holders of Class A Common Stock and holders of shares of Class B Common Stock shall have the same rights to dividends and distributions of the Corporation whether paid in cash, property or stock, except as follows:

                                    (A)  Whenever  a  cash   dividend  is  paid,
                  holders of Class B Common Stock shall be paid $.025 per share in addition to the amount payable for each share of Class A Common Stock for each quarter in respect of which the cash dividend is declared and paid. (Such extra amount, as from time to time adjusted, is called the "Additional Dividend.") The Additional Dividend shall be non-cumulative but shall be appropriately adjusted if the Board of Directors declares a cash dividend in respect of a period other than a quarterly period, e.g. if the dividend is declared in respect of a semi-annual or an annual period the Additional dividend shall be $.05 or $.10 respectively. In the declaration of any dividend the Board of Directors shall specify the period in respect of which such dividend is declared. No Additional Dividend shall be payable with respect to any extra dividend, special dividend or dividend payable other than cash, which term shall include without limitation a dividend paid in partial or complete liquidation. The Company shall not pay any extra dividend, special dividend or dividend payable other than in cash on any share of either class of common shares without at the same time paying the same dividend to all shares of both classes.

                                    (B) If at any time a dividend  is to be paid
                  in shares of either Class A Common Stock or Class B Common Stock, such dividend may be declared and paid as follows:

                                            (i)  Class A  Common  shares  may be
                           paid to holders of both Class A Common shares and Class B Common shares;

                                            (ii)  Class B Common  shares  may be
                           paid to holders of both Class Common shares and Class B Common shares; or

                                            (iii)  Class A Common  shares may be
                           paid to holders of Class A Common shares and Class B Common shares may be paid to holders of Class B Common shares in which case the Additional dividend to be paid thereafter is subject to adjustment in accordance with the provisions of subparagraph (C) below.

                                    (C) In case  the  Board of  Directors  shall
                  declare and pay a dividend pursuant to subparagraph (B) (iii) above and such dividend equals or exceeds a 10% dividend (i.e. one share for each ten shares) then the Additional dividend in effect immediately prior to the record date for such payment shall be proportionately decreased as of such record date. In the case the shares of Class A Common Stock and Class B Common Stock are subdivided into a greater number of shares or combined into a smaller number of shares then the Additional Dividend in effect immediately prior to such subdivision or combination as the case may be, shall be proportionately decreased or increased as of the effective date of such division or combination. The Company shall not pay any stock dividend on either class of common stock and shall not combine or subdivide shares of either class of common stock without at the same time paying an equivalent stock dividend on or making an equivalent combination or subdivision of shares of the other class of common stock.

                           (2) Voting. The holders of shares of Class A Common Stock shall have exclusive voting power prior to the issuance of shares of Class B Common Stock and thereafter voting power shall be divided between such classes as follows:

                                    (A)  With   respect  to  the   election   of
                  directors, holders of Class B Common Stock voting as a separate class shall be entitled to elect that number of directors which constitutes 25% of the authorized number of members of the Board of Directors and, if such 25% is not a whole number, then the holders of Class B Common Stock shall be entitled to elect the nearest higher whole number of directors that is at least 25% of such membership. Holders of Class A Common Stock voting as a separate class shall be entitled to elect the remaining directors.

                                    (B) The  holders of the Class  Common  Stock
                  and the holders of the Class B Common Stock shall be entitled to vote as separate classes on such other matters as may be required by law or the Articles of Incorporation to be submitted to such holders voting as separate classes.

                                    (C) Any  vacancy in the office of a director
                  elected by the holders of the Class A Common Stock may be filled by a vote of such holders voting as a separate class and a vacancy in the office of a director elected by the holders of the Class B Common Stock may be filled by a vote of such holders voting as a separate class or, in the absence of a shareholder vote, in the case of a vacancy in the office of a director elected by either class, such vacancy may be filled by the remaining directors as provided in the Bylaws. Any director elected by the Board of Directors to fill a vacancy shall serve until the next Annual Meeting of Shareholders and until his or her successor has been elected and has qualified. If permitted by the Bylaws, the Board of Directors may increase the number of directors and any vacancy so created may be filled by the Board of Directors; provided that, so long as the holders of shares of Class B Common Stock have the rights provided in paragraphs (c)(2)(A) and (c)(2)(C) to vote thereon shall be entitled to elect all of the Class A directors of the corporation and in each such election of directors of Class A directors each holder of Class A Common Stock shall be entitled to one vote for each share of such stock standing in the name of the holder on the books of the corporation, and each holder of Class B Common Stock shall be entitled to one-tenth vote for each share of such stock standing in the name of the holder on the books of the corporation.

                           (3) Conversion. Each holder of record of a share of Class A Common Stock may at any time or from time to time, in such holder's sole discretion and at such holder's option, convert any whole number or all of such holder's shares of Class A Common Stock at the rate of one share of Class B Common Stock for each share of Class A Common Stock surrendered for conversion. Any such conversion may be effected by any holder of Class A Common Stock by surrendering such holder's certificate or certificates for the shares of Class A Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of such share of Class A Common Stock. Promptly thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of shares of Class B Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be made at the close of business on the date of such surrender and the person or persons entitled to receive the shares of Class B Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such shares of Class B Common Stock on such date.

And it was further

                           "RESOLVED,  that a Special  Meeting
                  of  Stockholders  be held at the  offices of
                  the  Company   located  at  1151  N.W.  24th
                  Street,  Pompano  Beach,  Florida,  33064 on
                  Tuesday, March 1, 1983 at 2:00 P.M. to consider the adoption of said Amendment by the Certificate of Incorporation."

         Pursuant to notice, the meeting of Stockholders of the Corporation called by the Board of Directors was held and the holders of a majority of the outstanding shares entitled to vote thereon approved the aforesaid Articles of Amendment to the Certificate of Incorporation.
         IN WITNESS WHEREOF, the said Corporation has caused these Articles of Amendment to the Certificate of Incorporation filed January 3, 1968 to be signed in its name by its President and its corporate seal to be hereunto affixed and attested to by its Secretary, this 1st day of March, 1983.

                              ORIOLE HOMES CORP.


                              By: /s/ Richard D. Levy
                              -----------------------
                              Richard D. Levy, President

ATTEST:


 /s/ Antonio Nunez
 -----------------

ANTONIO NUNEZ, Assistant Secretary


STATE OF FLORIDA           )
                           ) ss.:
COUNTY OF BROWARD          )

         I HEREBY CERTIFY that on this day before me, a Notary Public of the State of Florida, duly qualified and acting, personally appeared RICHARD D. LEVY, as President, and ANTONIO NUNEZ, as Secretary of ORIOLE HOMES CORP., to me well known and being by me first duly sworn and cautioned, upon their oath deposed and said that they acknowledged that they signed the above and foregoing Articles of Amendment to the Certificate of Incorporation of ORIOLE HOMES CORP. for the purpose therein set forth.
         WITNESS my hand and official seal at the County and State aforesaid this 1st day of March, 1983.

                                   /s/ Dorothy E. Vaught
                                   ---------------------
                                   Notary Public State of Florida at large

My Commission Expires: September 1, 1986

                     ARTICLES OF MERGER OF
    ORIOLE HOMES AT CAMBRIDGE, INC., A FLORIDA CORPORATION
                             INTO
           ORIOLE HOMES CORP., A FLORIDA CORPORATION


         The undersigned, Oriole Homes Corp., a Florida corporation (sometimes hereinafter referred to as the "Surviving Corporation"), and Oriole Homes at Cambridge, Inc., a Florida corporation ("Merging Corporation"), a wholly owned subsidiary of the Surviving Corporation, hereby execute the following Articles of Merger pursuant to Section 607.1105 Florida Statutes:

         1.  The Plan of  Merger  of  Merging  Corporation  into  the  Surviving
Corporation that was approved by the Board of Directors of the Surviving Corporation on August 21, 1995, in accordance with the provisions of Section
607.1104 Florida Statutes, is as follows:

                       Plan of Merger of
               Oriole Homes at Cambridge, Inc.,
                   Into Oriole Homes Corp.,

         a. The name of the corporation which will be the surviving corporation in this merger is Oriole Homes Corp., a Florida corporation ("Surviving Corporation"). The name of the corporation merging into the Surviving Corporation is Oriole Homes at Cambridge, Inc., a Florida corporation and wholly owned subsidiary of Oriole Homes Corp. ("Merging Corporation").

         b. The shares of the Merging Corporation shall be surrendered to the Surviving Corporation for cancellation in consideration of the transfer of the assets of the Merging Corporation to the Surviving Corporation, and its assumption of the liabilities and obligations of the Merging Corporation.

         c. Shareholders of the Merging Corporation who, except for the applicability of Section 607.1104, Florida Statutes, would be entitled to vote and dissent from the merger pursuant to Section 607.1320, Florida Statutes, may be entitled, if they comply with the provisions of the Florida Business Corporation Act regarding the rights of dissenting shareholders, to be paid the fair value of their shares.

         2. The Articles of Incorporation and the Bylaws of the Surviving Corporation shall not be changed by this merger.

         3. The merger shall become effective upon the filing of these Articles of Merger with the Florida Department of State.

         4.   Shareholder   approval  by  the   shareholders  of  the  Surviving
Corporation an Merging Corporation was not required to approve the Plan of Merger in accordance with the provisions of Section 607.1104, Florida Statutes.

         5. The Board of Directors of the Surviving Corporation adopted the Plan of Merger on August 21, 1995, in accordance with the provisions of Section 607.1104, Florida Statutes. The Board of Directors of the Merging Corporation were not required to adopt the Plan of Merger.

Dated as of August 21, 1995.

                              ORIOLE HOMES CORP.


                              By: /s/ Mark A. Levy
                              --------------------
                              Mark A. Levy, President



                              ORIOLE HOMES AT CAMBRIDGE, INC.


                              By: /s/ Mark A. Levy
                              --------------------
                              Mark A. Levy, President

                       CERTIFICATE OF EXECUTIVE COMMITTEE
                                       OF
                               ORIOLE HOMES CORP.


         The undersigned hereby certifies to the following:

         1. He is the Secretary of the meeting of the Executive Committee of the Board of Directors of Oriole Homes Corp., a Florida corporation ("Corporation"), and as such, he is authorized, among other things, to execute and deliver this Certificate on behalf of the Executive Committee of the Board of Directors of this Corporation.

         2. The following Resolution of the Executive Committee of the Board of Directors of the Corporation, adopted on August 21, 1995 by the Executive Committee of the Board of Directors of the Corporation, is a true and correct copy of such Resolution; such Resolution has not been amended, rescinded or modified to any manner, are in full force and effect as of the date hereof, and are not inconsistent with any provision in the Corporation's Articles of Incorporation or Bylaws or any other Resolution currently in effect.

         IN WITNESS WHEREOF, the undersigned has hereunto act his hand and seal for the purposes herein expressed.

         Dated as of August 21, 1995.



                                   /s/ Antonio Nunez
                                   -----------------
                                   Antonio Nunez, Secretary

                                  RESOLUTION OF
                           THE EXECUTIVE COMMITTEE OF
                            THE BOARD OF DIRECTORS OF
                               ORIOLE HOMES CORP.


         A Special Meeting of the Executive Committee of the Board of Directors of Oriole Homes Corp. (the "Corporation") was held telephonically on August 21, 1995, notice having been duly waived by all the members of the Executive Committee of the Board of Directors pursuant to Florida Statutes 607.0823.

         Present and voting throughout the meeting were the following Directors, constituting the full membership of the Executive Committee:

         Mark A. Levy
         Richard D. Levy
         Harry A. Levy
         E. E. Hubshman
         Antonio Nunez

         The meeting was called to order by Mark A. Levy, who presided as Chairman, and Antonio Nunez, acted as Secretary of the meeting.

         The first order of business was to discuss and approve a Plan of Merger of Oriole Homes at Cambridge into Oriole Homes Corp. as follows:

         After discussion and upon motion duly made, seconded and carried, it was unanimously:

         RESOLVED, that the following Plan of Merger is hereby in all respects approved and adopted:

                                Plan of Merger of
                         Oriole Homes at Cambridge, Inc.
                             Into Oriole Homes Corp.

         1. The name of the corporation which will be the surviving corporation in this merger is Oriole Homes Corp., a Florida corporation ("Surviving Corporation"). The name of the corporation merging into the Surviving Corporation is Oriole Homes at Cambridge, Inc., a Florida corporation and wholly owned subsidiary of Oriole Homes Corp. ("Merging Corporation").

         2. The shares of the Merging Corporation shall be surrendered to the Surviving Corporation for cancellation in consideration of the transfer of the assets of the Merging Corporation to the Surviving Corporation, and its assumption of the liabilities and obligations of the Merging Corporation.

         3. Shareholders of the Merging Corporation who, except for the applicability of Section 607.1104, Florida Statutes, would be entitled to vote and dissent from the merger pursuant to Section 607.1320, Florida Statutes, may be entitled, if they comply with the provisions of the Florida Business Corporation Act regarding the rights of dissenting shareholders, to be paid the fair value of their shares.

         FURTHER RESOLVED, that Mark A. Levy, the President of this Corporation, or any other officer of this Corporation be, and each of them hereby is authorized, empowered and directed to, execute and deliver, on behalf of this Corporation, Articles of Merger ("Articles") to effectuate the aforesaid Plan of Merger; and said President, or any other officer of this Corporation shall be authorized, empowered and directed to enter into, execute and deliver any and all documents and instruments and to take any and all actions necessary to close or to conclude, on behalf of this Corporation, the transactions contemplated by the Plan of Merger and Articles, and to expedite any and all of the covenants, agreements, terms and conditions of the Plan of Merger and Articles; and the approval of the Executive Committee of the Board of Directors and all corporate power and authority for such actions shall be conclusively presumed by the signature of any such officer.

         There being no further business to discuss, the meeting was adjourned on motion duly made, seconded and carried.





                                        2